UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2021

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in the Number of Directors on the Board of Directors and New Director Appointments

On November 7, 2021, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) increased the number of directors who may serve on the Board from nine to ten pursuant to authority granted in the Company’s Certificate of Incorporation.

In addition, on November 7, 2021 the Board appointed Nancy J. Gagliano, M.D. and Anne C. Whitaker as new members of the Board. Mrs. Whitaker will serve as a Class II Director, with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders, and as a member of the Board’s Audit Committee. Dr. Gagliano will serve as a Class III Director, with an initial term expiring at the Company’s 2024 Annual Meeting of Stockholders, and as a member of the Board’s Nominating and Corporate Governance Committee.

The Board has determined that Dr. Gagliano and Mrs. Whitaker are each independent under the rules of the NASDAQ Stock Market LLC and meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934, as amended, and the relevant rules promulgated thereunder.

Mrs. Whitaker and Dr. Gagliano will each participate in the Company’s Non-Employee Director Compensation Policy (the “Policy”). A description of the Policy is set forth in the section entitled “Director Compensation,” in the Company’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2021.

Pursuant to the Policy and the Company’s Stock Award Plan, Mrs. Whitaker and Dr. Gagliano were each granted an initial equity award of time-vested restricted shares of the Company’s common stock having an aggregate value of $105,000. The foregoing grants will vest two years following the date of grant. Vesting will be accelerated in the event of a Change in Control (as such term is defined in the Stock Award Plan). Mrs. Whitaker and Dr. Gagliano will each also receive cash fees and additional annual equity compensation pursuant to the Policy.

There are no arrangements or understandings between either Mrs. Whitaker or Dr. Gagliano and any other person pursuant to which either of them was selected as a director of the Company. Neither Mrs. Whitaker nor Dr. Gagliano has any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which either Mrs. Whitaker or Dr. Gagliano has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release announcing the appointments of Mrs. Whitaker and Dr. Gagliano to the Board is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 8, 2021, announcing the appointment of Nancy J. Gagliano, M.D. and Anne C. Whitaker to the OraSure Technologies, Inc. Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: November 8, 2021	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary